CONSULTING AGREEMENT


     This Agreement is made and entered into by and between Dynamics Research Corporation, a Massachusetts corporation (the "Company"), and Albert Rand (the "Consultant") as of 22nd day of April, 1997.

     WHEREAS Consultant has been employed by the Company for many years, most recently as its President and Chief Executive Officer, and is eligible to retire from such employment; and

     WHEREAS, in view of Consultant's valuable experience as an executive employee, the Company wishes to retain Consultant to provide consulting services to the Company for a period of time following retirement of the Consultant.

     NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions contained in this Agreement, the parties agree as follows:

     1. Term. Subject to earlier termination, as hereinafter provided, the term of this Agreement shall be for a period of five (5) years, commencing as of the date of retirement of the Consultant from the employ of the Company (such period is referred to hereafter as "the term hereof" or "the term of this Agreement.")

 2.      Relationship of the Parties.

     a. It is expressly understood and agreed by the parties that the Consultant will be an independent contractor in the performance of each and every part of this Agreement and that nothing contained in this Agreement is intended, or shall be construed, to constitute the Consultant as the employee, agent, partner or joint venturer of the Company or as constituting the exercise by the Company of control or direction over the manner or method by which the Consultant performs the services which are the subject of this Agreement.

     b. During the term of this Agreement, the Consultant shall have no right, power or authority in any way to bind the Company to the fulfillment of any condition, contract or obligation or to create any liability binding on the Company. The Company shall not be responsible for any expenses or liabilities incurred by the Consultant during the term of this Agreement, other than business expenses expressly authorized in writing by a duly authorized representative of the Company.

 3. Consultant's Services. During the term hereof, the Consultant shall provide such advice and other consulting services on such subjects familiar to the Consultant as the Company may from time to time request, upon reasonable notice to the Consultant, oral or in writing. Services shall be provided during normal business hours, unless otherwise mutually agreed. The Consultant shall devote such business time as is necessary or appropriate to fully perform hereunder; provided, however, that Consultant shall not be obligated hereunder to provide consulting services more than three (3) days per month. During the term of this agreement, the Consultant shall be free to engage in other employment or self-employment (subject to paragraph 7 below) provided that such other duties are compatible with the Consultant's commitments to the Company under this paragraph. The Consultant shall be free to move his residence during the term of this Agreement.

 4.     Compensation.

     a. During the term hereof, as full compensation for all services performed by Consultant for the Company and subject to the Consultant's performance hereunder, the Company agrees to pay the Consultant a fee (the "Consulting Fee") at the rate of Sixty Thousand Dollars ($60,000) per year, payable in approximately equal monthly installments in arrears during the term hereof.

     b. As an independent contractor, the Consultant shall be solely responsible for all incidents of employment for himself and his employees and agents, including without limitation workers' compensation insurance, unemployment insurance, withholding and payment of all federal and state income taxes and social security and Medicare taxes and other legally-required payments on sums received from the Company.

 5. No Eligibility for Employee Benefits. The Consultant understands that he is an independent contractor and, as such, neither he nor any dependent or other individual claiming through him will be eligible as a result of this Agreement to participate in, or receive benefits under, any of the employee benefit plans, programs and arrangements maintained by the Company (collectively, the "Plans"). The Consultant hereby waives irrevocably any and all rights as a result of this Agreement to participate in, or receive benefits under, any of the Plans. Nothing herein shall limit the Consultant's rights to any benefits to which he may be entitled pursuant to the Company's tax-qualified retirement or other benefit plans as a result of his previous employment with the Company.

 6. Insurance. The Consultant acknowledges that the Company will not maintain any comprehensive general liability, workers' compensation or other insurance on behalf of the Consultant as a result of this Agreement and that it is the sole responsibility of the Consultant to obtain and keep in force such insurance as Consultant determines appropriate. The Consultant assumes all risk in connection with the adequacy of any and all such insurance which he elects to obtain.

 7. Confidential Information; Non-Competition. The Consultant agrees that some restrictions on his activities during and after the term of this Agreement are necessary to protect the Confidential
Information, good will and other legitimate interests of the Company, as follows:

             a. During the term hereof, the Consultant shall not, directly or indirectly, compete with the Company, whether as a contractor, consultant, agent, partner, principal, investor, employee or otherwise. Specifically, but without limiting the generality of the foregoing, the Consultant agrees that he shall not, directly or indirectly, solicit or encourage any customer of the Company to terminate or diminish its relationship with the Company or to conduct with himself or with any other person, organization or other entity any business or activity which such customer conducts or could conduct with the Company. Notwithstanding the foregoing, nothing herein shall prevent Consultant from owning up to 5% of the outstanding equity securities of any company traded on a national securities exchange or quoted on the NASDAQ National Market. Consultant further agrees that, during the term hereof, he shall not, directly or indirectly, hire or attempt to hire any employee of the Company, assist in such hiring by any other person or entity, or encourage any such employee to terminate his or his relationship with the Company.

     b. The Consultant acknowledges that, during the course of his performance under this Agreement, the Consultant may develop Confidential Information for the Company and may learn of Confidential Information developed or owned by the Company or entrusted to it by others. The Consultant agrees that he will not, during the term of this Agreement or at any time thereafter, use or disclose any Confidential Information without the prior written consent of the Chief Executive Officer of the Company. (For purposes of this Agreement, "Confidential Information" means any and all information of the Company that is not generally available to the public. Confidential Information includes but is not limited to (i) the Company's development, research and marketing activities, (ii) the Company's products and services, (iii) the Company's costs, sources of supply and strategic plans, (iv) the identity and special needs of the Company's customers and (v) the people and organizations with whom the Company has business relationships and those relationships. Confidential Information also includes such information as the Company may receive or has received belonging to customers or others who do business with it.)

 8. No Conflicting Agreements. The Consultant hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which the Consultant is a party or is bound and that the Consultant is not now subject to any covenants against competition or similar covenants that would affect the performance of his obligations hereunder. The Consultant will not disclose to or use on behalf of the Company any proprietary information of any third party without such party's consent.

 9. Termination. Notwithstanding the provisions of Section 1 hereof, this Agreement shall terminate under the following circumstances and no others:

     a. Death. In the event of the Consultant's death during the term hereof, this Agreement shall immediately and automatically terminate.

     b. Termination by the Company For Cause. The Company may terminate this Agreement for Cause at any time upon notice to the Consultant setting forth in reasonable detail the nature of such Cause. The following, as determined by the Board of Directors of the Company in its reasonable judgment, shall constitute Cause for termination:

 i. The Consultant's willful and continued failure substantially to perform his duties and responsibilities hereunder (other than by reason of disability) after specific written demand for performance which failure is or will be demonstrably and materially injurious to the Company;

       ii. Consultant's dishonesty, gross negligence or other willful misconduct related to this Agreement which is or will be demonstrably and materially injurious to the Company; or

 iii. Consultant's material and continued breach of Section 7 hereof after specific written demand for performance.

     c. Effect of Termination. Upon termination of this Agreement in accordance with this Section 9 or by expiration of the term, the Company shall have no further obligations to the Consultant, other than for the Consulting Fee prorated through the date of termination.

 10. Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

 11.     Assignment.    This Agreement shall be binding upon the
Company and any successor thereto by merger, consolidation, sale of assets or otherwise. Executive's rights and obligations under this Agreement may not be assigned, pledged, hypothecated, or otherwise transferred or alienated in any way.

      12. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

 13. Notices. Except as otherwise expressly provided herein, any notices, requests, demands or other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or mailed, postage prepaid, and addressed to the Consultant at his last known address on the books of the Company or, in the case of the Company, to it at its main office, attention: President or to such other address as either party may specify to the other by written notice actually received.

 14. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements, whether written or oral, with respect to the services to be provided by the Consultant to the Company and all matters related thereto, provided, however, that this Agreement shall not terminate or supersede any additional obligations of the Consultant pursuant to any other agreement with respect to confidentiality or any restrictions on the activities of the Consultant or the like.

 15. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Consultant and by a duly authorized representative of the Company.

 16. Captions and Counterparts. The captions and headings in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

 17. Governing Law. This is a Massachusetts contract and shall be construed and enforced under and be governed in all respects by the laws of The Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

 IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Consultant, as of the date first written above.


THE CONSULTANT:               THE COMPANY:
                              Dynamics Research Corporation



______________________               By: ___________________________
Albert Rand                                          Name:
                                         Title: